Exhibit 10.156

AMENDMENT NUMBER FIVE
to the
MASTER LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER FIVE (this "Amendment") is made this 1st day of January, 2002, between E-LOAN, INC. ("Borrower") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. ("Lender") to the MASTER LOAN AND SECURITY AGREEMENT, dated as of May 10, 1999 between Lender and Borrower, as otherwise amended (the "Loan Agreement").

RECITALS

WHEREAS, Borrower has requested that lender agree to amend the Loan Agreement to increase the maximum amount of advances that may be made on an uncommitted basis (i.e., in the sole and absolute discretion of the Lender), and the Lender has agreed to make such amendments, subject to the terms and conditions of this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree ac follows:

SECTION 1. (a) Increase of Maximum Uncommitted Amount. Effective as of January 1, 2002, the defined term "Maximum Uncommitted Amount" is deleted in its entirety and replaced with the following:

"Maximum Uncommitted Amount shall mean $200 Million."

(b) Applicable Collateral Percentage. Effective as of January 1, 2002, the defined term "Applicable Collateral Percentage" is hereby amended by adding the following to the end thereof:

"; provided, however, if at any time the aggregate outstanding principal amount of Advances exceeds $200 million, the "98%" contained in clauses (a)(1) and (b)(1) shall automatically be changed to 95% with respect to any and all Mortgage Loans Pledged to the Lender in connection with the Advents that results in the aggregate outstanding principal amount of Advances exceeding $200 million and each pledge of Mortgage Loans made during the period of time in which the aggregate outstanding principal amount of Advances exceeds $200 million (and such change shall remain effective with inspect to the relevant Mortgage Loans even after the aggregate outstanding principal amount of Advances is $200 million or less)."

(c) Applicable Margin. Effective as of January 1, 2002, the defined term "Applicable Margin" is hereby amended by adding the following to the end thereof:

"; provided, however, if at any time the aggregate outstanding principal amount of Advances exceeds $200 million, the per annum rate for Tranche A Advances shall de automatically increased from 0.75% to 1.50%x" and the per annum rats for Tranche B Advances shall be automatically increased from 1.25% to 2.00%, with respect to the Advance that results in the aggregate outstanding principal amount of Advances exceeding $200 million and each subsequent Advance made during the period of time in which the aggregate outstanding principal amount of Advances exceeds $200 million (and such increase shall remain effective with respect to the relevant Mortgage Loans even after the aggregate outstanding principal amount of Advances is $200 million or less)."

SECTION 2. Fees and Expenses. Borrower agrees to pay to Lender all fees and out of pocket expenses incurred by Lender is connection with this Amendment (including all reasonable fees and out of pocket costs and expenses of the Lender's legal counsel incurred in connection with this Amendment), in accordance with Section 11.03 of the Loan Agreement.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

SECTION 4. Representations. In order to induce the Lender to execute and deliver this Amendment, the Borrower hereby represents to the Lender that as of the date hereof, after giving effect to this Amendment, the Borrower is in fall compliance with all of the terms and conditions of the Loan Agreement.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Loan Agreement shall continue in full force and affect ion accordance with its terms . Reference to this Amendment need not be made in the Loan Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Loan Agreement as amended hereby.

SECTION 6. GOVERNING LAW. THIS AMENDMENT STALL BE CONSTRUED 1N ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE.

SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Borrower and the Lender have caused this Amendment to he executed and delivered by its duly authorized officer as of the day and year first above written.

E-LOAN, INC.,
Borrower

By:
Name:
Title:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
Lender

By:
Name:
Title: